UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2010

Lions Gate Lighting Corp.
(Exact name of registrant as specified in its charter)

Nevada	000-52401	47-0930829
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

405 Lexington Avenue
26th Floor, Suite 2640
New York, NY 10174
(Address of principal executive offices) (zip code)

212-907-6492
 (Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Copies to:
Louis A. Brilleman, Esq.
110 Wall Street, 11th Floor
New York, New York 10005
Phone: (212) 709-8210
Fax: (212) 943-2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 20, 2010, Lions Gate Lighting Corp. (the “Company”) entered into a Stock Purchase Agreement with Corposa, S.A. de C.V. (“Corposa”), Holshyrna ehf, (“Holshyrna”) and certain other parties, providing for the sale from Corposa and Holshyrna of 33% of the equity of Baja Aqua Farms, S.A. de C.V., a Mexican corporation (“Baja”) and its affiliate Oceanic Enterprises, Inc., a California corporation .

Under the terms of the transaction, an initial cash amount of $6,000,000 was paid.  An additional payment in cash of $2,000,000 is due on July 31, 2010.  The transaction was structured as a recapitalization of Baja as required under Mexican law.  As a result, the Company will receive newly issued shares from Baja while at the same time Corposa and Holshyrna will return to the Company for cancellation a portion of their shares.  The issuance of the shares to the Company is expected to occur no later than August 30, 2010 upon satisfaction of all applicable requirements under Mexican law.

An additional amount of $10,000,000 will be paid to the Shareholders from the proceeds of the sale of a portion of Baja’s inventory by September 30, 2010, provided that Company exercises the option discussed in the following paragraph.

The Company also has the right to purchase all remaining Baja shares by September 15, 2010 in consideration for the issuance of 10,000,000 shares of common stock of the Company.   The Company has agreed to use its commercially reasonable efforts to file a registration statement for the resale of the Company shares to be issued upon exercise of the option by November 15, 2010.

Baja owns and operates facilities and equipment in the territorial waters of Baja California, Mexico, where it fishes for and farms Pacific Northern Bluefin Tuna for sale primarily into the Japanese sushi and sashimi market.  Baja is the largest tuna farming operation in Mexico and has been fishing and farming Bluefin Tuna since 2000.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July21, 2010, the Company and its wholly owned subsidiary, Umami Sustainable Seafood Inc. (“Subsidiary”) filed with the Secretary of State of the State of Nevada articles of merger providing for the merger of Subsidiary with and into the Company.  The articles of merger provide that the Company will change its name to Umami Sustainable Seafood Inc.

Under the articles of merger, the effective date of the merger and concurrent name change is August 20, 2010.  The Company estimates that it will take at least until that date to obtain clearance for the name change and the assignment of a new trading symbol from Finra, the governing body of the OTC Bulletin Board.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired.

To be filed by amendment to this Current Report within 75 days from the closing date of the transaction.

(b) Pro forma financial information.

Not applicable.

(c) Exhibits

Exhibit Number	Description

2.1	Articles of Merger

10.5
Stock Purchase Agreement dated July 20, 2010 by and among Corposa, S.A. de C.V., Marpesca, S.A. de C.V., Holshyrna ehf, Vilhelm Mar Gudmundsson, Robert Gudfinnsson, Baja Aqua Farms, S.A. de C.V., Oceanic Enterprises, Inc. and Lions Gate Lighting Corp. *

10.6	Option Agreement, dated July 20, 2010, by and among Baja Aqua-Farms, S.A. de C.V., Lions Gate Lighting Corp., Corposa, S.A. de C.V. and Holshyrna, ehf *

99.1	Press release dated July 22, 2010

___________________________
•	To be filed by amendment.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIONS GATE LIGHTING CORP.

July 26, 2010	By:	/s/ Daniel G. Zang
Chief Financial Officer